UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 17, 2012

PARKER DRILLING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-07573	73-0618660
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Greenway Plaza, Suite 100 Houston, Texas		77046
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (281) 406-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240. 14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 17, 2012, the Board of Directors of Parker Drilling Company, a Delaware corporation (the “Company”), elected Gary Rich, 53, as President and Chief Executive Officer and as a member of the Board of Directors of the Company, effective October 1, 2012. Effective October 1, 2012, Robert L. Parker will no longer serve as President and Chief Executive Officer of the Company but will continue to serve as the Company’s Chairman of the Board of Directors.

Prior to joining the Company, Mr. Rich served as the Vice President of Global Sales for Baker Hughes Incorporated, a public oilfield services company. He had served in that role since 2011. From 2009 to 2011, Mr. Rich served as the President of European Operations for Baker Hughes and from 2006 to 2009, Mr. Rich served as President of Hughes Christensen Company, a division of Baker Hughes primarily focused on the production and distribution of drilling bits for the petroleum industry.

In connection with Mr. Rich’s appointment as President and Chief Executive Officer, the Company will enter into an Employment Agreement (the “Employment Agreement”) and a Restricted Stock Unit Incentive Agreement (the “Incentive Agreement”) with Mr. Rich.

Under the Employment Agreement, Mr. Rich will be paid a base salary of not less than $567,000. The Employment Agreement will have an initial term ending April 30, 2015, and the term will be automatically extended for successive one-year terms, unless notice is given by either Mr. Rich or the Company at least 60 days prior to the end of the term that the term will not be extended.

Pursuant to the Employment Agreement, either the Company or Mr. Rich will be able to terminate Mr. Rich’s employment at any time. The Employment Agreement will provide that if the employment of Mr. Rich is terminated prior to a change in control either involuntarily by the Company and not due to cause or by Mr. Rich for good reason, Mr. Rich will receive (1) two times the sum of his base salary and current annual incentive target bonus, (2) a pro-rata bonus award for the year of his termination, subject to actual achievement of performance goals, and (3) 24 months of health and dental coverage for himself and his covered dependents. In the event that the Company elects not to renew the initial term of the Employment Agreement and Mr. Rich’s employment is terminated (other than by death or disability) by him or the Company within 10 days after the non-renewal, Mr. Rich will receive the sum of his base salary and current annual incentive target bonus, and 12 months of health and dental coverage for himself and his covered dependents.

The Employment Agreement will also provide for compensation due to termination of employment during the term of the Employment Agreement within two years following a change in control. A “change in control” will be generally defined to include the acquisition of 50% or more of the Company’s voting power, specified changes in a majority of the board of directors, a merger resulting in existing stockholders having less than 50% of the voting power in the surviving company, the sale or liquidation of the Company and such events as the Board of Directors determines to constitute a change in control.

In the event of a change in control, the term of the Employment Agreement will be extended for a period of two years from the date of the change in control. If Mr. Rich’s employment is terminated within the extended term either involuntarily by the Company and not due to cause or by Mr. Rich for good reason, Mr. Rich will receive (1) three times the sum of his base salary and current annual incentive target bonus, (2) a pro-rata bonus award for the year of his termination, subject to actual achievement of performance goals, (3) 36 months of health and dental coverage for himself and his covered dependents, and (4) advancement of legal fees in limited circumstances.

In addition, the Employment Agreement will provide confidentiality, non-competition, non-recruitment and non-solicitation covenants during employment and for one year after any termination. The severance payments will be subject to forfeiture if the non-competition, non-recruitment or non-solicitation covenants are violated or if the Company learns of facts that would have resulted in a termination for cause. Severance payments under the Employment Agreement will be conditioned upon Mr. Rich’s timely execution of a waiver and release of claims against the Company and its affiliates, officers and directors.

In the event of a termination of Mr. Rich’s employment by the Company due to cause (which includes, among other things, conviction of a felony, fraud upon the Company, misappropriation of funds or property of the Company and violation of law), death, disability, or voluntary resignation, Mr. Rich will be entitled to receive only those payments and benefits that have accrued to him.

The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by reference to the form of Employment Agreement which is filed as Exhibit 10.1 to this report.

Under the Incentive Agreement, the Company will make an inducement grant to Mr. Rich of a number of shares of restricted stock units equal to $1,500,000 divided by the fair market value of one share of the Company’s common stock as of October 1, 2012. These units will vest, assuming continuing employment by Mr. Rich, 50% on April 30, 2013, 30% on April 30, 2014 and 20% on April 30, 2015. If Mr. Rich is terminated without cause in the absence of a change in control, a pro-rata portion of the units scheduled to vest on the next vesting date following such termination will vest. If Mr. Rich is terminated without cause within two years following the occurrence of a change in control or due to disability or death, all unvested units granted under the Incentive Agreement will vest. While this grant will not be made under an existing Company long-term incentive plan, the units will have, in addition to the provisions described above, substantially the same terms and conditions of other service-based restricted stock units granted by the Company to its executive officers.

The foregoing description of the Incentive Agreement is not complete and is qualified in its entirety by reference to the form of Incentive Agreement which is filed as Exhibit 10.2 to this report.

Item 8.01 Other Events

On September 24, 2012, the Company issued a press release announcing the selection of Mr. Rich as the President and Chief Executive Officer as well as a director of the Company. A copy of this press release is furnished as exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Form of Employment Agreement between Parker Drilling Company and Gary Rich.

10.2	Form of Restricted Stock Unit Incentive Agreement between Parker Drilling Company and Gary Rich.

99.1	Press Release announcing selection of Gary Rich as President and Chief Executive Officer of Parker Drilling Company, dated September 24, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKER DRILLING COMPANY

Date: September 24, 2012	By:	/s/ Jon-Al Duplantier
Jon-Al Duplantier
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Employment Agreement dated October 1, 2012 between Parker Drilling Company and Gary Rich.

10.2	Form of Restricted Stock Unit Incentive Agreement dated October 1, 2012 between Parker Drilling Company and Gary Rich.

99.1	Press Release announcing selection of Gary Rich as President and Chief Executive Officer of Parker Drilling Company, dated September 24, 2012.

5